AGREEMENT TO DESIGNATE AND LEASE
THIS AGREEMENT TO DESIGNATE AND LEASE (this “Agreement”) is made and entered into as of June ___, 2018 (“Effective Date”), by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company (“Lessor”), and SYNALLOY CORPORATION, a Delaware corporation, on its own behalf and on behalf of Bristol Metals, LLC (“Lessee”). Except as otherwise expressly defined herein, capitalized terms will have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference. For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby mutually covenant and agree as follows:
ARTICLE I

PURCHASE OF PROPERTY
Section 1.01.     Agreement. The parties acknowledge and agree that (i) fee title to the Property is currently with Marcegaglia USA, Inc. (fka Damascus-Bishop Tube Company), a Pennsylvania corporation (the “Current Owner”); (ii) Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”), an Affiliate of Lessee, is under contract to acquire the Property from the Current Owner pursuant to the Property Purchase Agreement; (iii) the obligations of Lessee under this Agreement may be satisfied by the Current Owner; and (iv) unless otherwise mutually agreed by Lessee and Lessor, Lessee shall cause Bristol to designate or nominate Lessor to take title to the Property pursuant to the terms of the Property Purchase Agreement and the closing under the Property Purchase Agreement and the Closing hereunder shall be simultaneous. Lessor agrees to purchase in accordance with the terms, conditions and stipulations set forth in this Agreement (the “Transaction”), all of Current Owner’s right, title and interest in and to (a) the parcel or parcels of real property, as more particularly described on Exhibit B attached hereto, and any and all improvements thereon and appurtenances thereto (collectively, the “Real Property”); (b) all fixtures affixed thereto; (c) all plans, specifications and studies pertaining to the Real Property in Current Owner’s possession or under its control; (d) all mineral, oil and gas rights, water rights, sewer rights and other utility rights allocated to the Real Property; and (e) all easements, licenses, privileges and other property interests belonging or appurtenant to the Real Property (all of the foregoing items in clauses (a) through (e) above, now or hereafter existing, collectively, the “Property”).
Section 1.02.     Purchase Price. The purchase price to be paid by Lessor to Current Owner for the Property is $10,000,000 (the “Purchase Price”). The Purchase Price shall be paid by Lessor in immediately available federal funds at Closing.
Section 1.03.     Lease of the Property. On or before the Closing Date, Lessee and Lessor shall agree upon a lease agreement, pursuant to which Lessor shall lease the Property at the rent and pursuant to the terms and conditions contained therein (the “Lease”). The Lease Agreement shall be, at the sole option of Lessor, (a) an amendment and restatement of the Existing Master Lease modifying (i) the definition of “Properties” to include the Property; (ii) the Base Annual Rental to reflect the inclusion of the Property; and (iii) such other terms reasonably deemed necessary by Lessor and Lessee to reflect the addition of the Property to the Existing Master Lease; or (b) a new single-site lease agreement substantially in the form of such Existing Master Lease with such revisions as are necessary to reflect the leasing of only the Property. At least seven (7) Business

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

Days prior to the Closing Date, Lessee shall obtain and deliver to Lessor the Lease Proof of Insurance.
Section 1.04.     Prorations. Lessee currently pays all real property taxes, insurance, utilities and maintenance expenses relating to the Property as Lessee under the lease with the Current Owner and shall continue to pay all real property taxes, insurance, utilities, and maintenance expenses relating to the Property under the Lease; therefore, these costs and expenses shall not be prorated at Closing.
Section 1.05.     Transaction Costs. Subject to Section 6.02(a) below, (a) Lessee shall be responsible for the payment of all Transaction Costs incurred by Lessee and Lessor in connection with the Transaction; and (b) Lessor and Lessee shall each be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisers (“Professional Fees”).
The provisions of this Section shall survive Closing or termination of this Agreement for any reason.
ARTICLE II

DUE DILIGENCE
Section 2.01.     Title Insurance.
(a)    Title Commitment and Title Policy. Lessor shall order an owner’s title insurance commitment (the “Title Commitment”) with respect to the Property issued by the Title Company, for an ALTA Owner’s Extended Coverage Title Insurance Policy, together with any endorsements that Lessor may reasonably require (collectively, the “Title Policy”). Lessor shall cause copies of the Title Commitment, all exception documents, and the Survey to be delivered to Lessee no later than the date upon which Lessor delivers its Title Objection for the Property, which shall be no later than the expiration of the Inspection Period. All costs related to the Title Policy, escrow fees and other closing costs shall be included in Transaction Costs, payable as set forth in Section 1.05.
(b)    Title Company. The Title Company is hereby employed by the parties to act as escrow agent in connection with this Transaction. This Agreement shall be used as instructions to the Title Company, as escrow agent, which may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Agreement, the terms of this Agreement shall prevail. The Title Company’s receipt of this Agreement and the opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of the Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to the Title Company.
(c)    Title Company Actions. The Title Company is authorized to pay, from any funds held by it for each party’s respective credit, all amounts necessary to procure the delivery of any documents required by this Agreement to be delivered and to pay, on behalf of Lessor, all charges and obligations payable by them hereunder, respectively. Lessor will pay all charges payable by Lessee pursuant to this Agreement to the Title Company. The Title Company shall not cause the Transaction to close unless and until it has received written

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

instructions from Lessor and Lessee to do so. The Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Lessor or to interplead such documents and/or funds in an action brought in any such court. Deposit by the Title Company of such documents and funds, after deducting therefrom its reasonable charges, expenses and attorneys’ fees incurred in connection with any such court action, shall relieve the Title Company of all further liability and responsibility for such documents and funds.
(d)    Title Objections.
(i)    Within seven (7) days after the Lessor’s receipt of both a Title Commitment and Survey for the Property, Lessor shall notify Lessee in writing of Lessor’s objection to any exceptions or other title matters shown on any Title Commitment or Survey. Lessor’s title objections shall be limited to objections to the presence of any valid liens, claims, encumbrances, and/or security interests negatively affecting the Property (each, a “Title Objection”). At least five (5) days prior to the Closing Date, Lessee shall notify Lessor whether Current Owner will attempt to cure the Title Objections and which, if not all, Title Objections Current Owner will attempt to cure. Based on the response, Lessor may elect to (A) give Lessee additional time to allow Current Owner to cure, and the parties will delay Closing for the period of time necessary for Current Owner to attempt to cure, not to exceed 30 days beyond the original Closing Date, or (B) terminate the Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination. If Lessor elects to have Current Owner attempt to cure the Title Objections that Current Owner agreed to address, Lessee shall have the option to extend the Closing Date -- and the parties shall execute an amendment to this Agreement to that effect -- up to 30 days in order to cure such of those Title Objections Current Owner has agreed to cure. If Current Owner is unable to cure those Title Objections it has agreed to cure within the agreed-upon time period, then Lessor shall have the option, as its sole remedy, upon written notice to Lessee on or before the amended Closing Date, to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination.
(ii)    If any supplement to a Title Commitment or Survey discloses any additional title defects which were not created by or with the consent of Lessor, and which are not acceptable to Lessor, Lessor shall notify Lessee in writing of its objection thereto (each, an “Additional Title Objection”) within five (5) days following receipt of such supplement or revision. If any Additional Title Objection is not removed or resolved to Lessor’s satisfaction at least five (5) days prior to the Closing Date, then Lessor shall have the option, as its sole remedy, to terminate this Agreement upon written notice to Lessee on or before the Closing Date, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination.
(iii)    Lessor’s failure to timely deliver a Title Objection or an Additional Title Objection shall be deemed Lessor’s acceptance of the matters disclosed by the Title Commitment and Survey. If Lessor does not terminate this Agreement by reason of any Title Objection or Additional Title Objection, as provided in this Section 2.01, then such Title

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

Objection or Additional Title Objection shall be deemed waived and approved by Lessor and shall thereafter be deemed a Permitted Encumbrance.
Section 2.02.     Lessee Documents. Within ten (10) days following the Effective Date, Lessee shall deliver to Lessor the following items to the extent the same exist and are in Lessee’s possession or under its control or available under the Property Purchase Agreement (collectively, the “Lessee Documents”): (a) all environmental reports related to the Property (including without limitation, Phase I and Phase II environmental investigation reports); (b) all appraisals or valuations related to the Property; (c) all guaranties and warranties in effect with respect to all or any portion of the Property; (d) all Property Condition Report related to the Property; and (e) all other documents related to the ownership, lease and operation of the Property, and reasonably requested by Lessor.
Section 2.03.     Survey. Lessor shall order a current ALTA/ACSM “as built” survey as required for the Property from a surveyor selected by Lessor (the “Survey”), together with (a) evidence reasonably satisfactory to Lessor that the Property fully complies with all zoning ordinances of the Governmental Authority having jurisdiction over the Property (“Zoning Evidence”), and (b) evidence reasonably satisfactory to Lessor that none of the Property is within a 100-year flood plain or a “Special Flood Hazard Area” as designated by the Federal Emergency Management Agency. The Survey shall show all improvements and shall plot all exceptions shown on the Title Commitment (to the extent plottable), certified in favor of Lessor, any requested Affiliate of Lessor and Title Company in a manner reasonably acceptable to Lessor and prepared in accordance with the appropriate “ALTA/ACSM” minimum standards. The cost of the Survey shall be included in Transaction Costs, payable as set forth in Section 1.05.
Section 2.04.     Environmental. Lessor shall order an update of the existing Phase I environmental investigation report for the Property (provided that the engineer can deliver an updated Phase I in a timely manner and at a cost savings), and if any environmental investigation report recommends additional subsurface investigation of the Property, Lessee shall seek the permission of Current Owner to permit Lessor to perform such additional subsurface investigation (each Phase I environmental investigation report and each additional subsurface investigation report, an “Environmental Report”), from an environmental inspection company selected by Lessor, detailing and analyzing certain aspects of the Property; provided, however, that, notwithstanding the foregoing, if Current Owner fails or refuses to permit any such additional subsurface investigation or is unwilling to obtain environmental insurance providing coverage acceptable to Lessor in its sole discretion, Lessee shall be deemed to have elected to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination. The cost of the Environmental Reports shall be included in Transaction Costs, payable as set forth in Section 1.05.
Section 2.05.     Valuation. Lessor shall order a current site inspection and valuation of the Property, separately stating values for the Real Property and improvements for the Property, from an appraiser selected by Lessor (the “Valuation”). Lessor shall provide to the appraiser any existing appraisals provided as part of the Lessee’s Documents. Each Valuation shall be in form and substance acceptable to Lessor, and shall be certified to Lessor and any requested Affiliate of Lessor. The cost of the Valuation shall be included in Transaction Costs, payable as set forth in Section 1.05.
Section 2.06.     Property Condition Report. Lessor shall order current property condition assessment and limited compliance audit for the Property from an inspection company selected

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

by Lessor (the “Property Condition Report”). Lessor shall provide to the inspection company any existing Property Condition Report provided as part of the Lessee’s Documents. The Property Condition Report shall be in form and substance acceptable to Lessor, and shall be certified to Lessor and any requested Affiliate of Lessor. The cost of the Property Condition Report shall be included in Transaction Costs, payable as set forth in Section 1.05.
Section 2.07.     Inspections.
(a)    Inspection Period. From the Effective Date through Closing, during normal business hours and after reasonable advance notice (the “Inspection Period”), (a) Lessor may perform whatever investigations, tests and inspections (collectively, the “Inspections”) with respect to the Property that Lessor deems reasonably appropriate; and (b) Lessee shall, at all reasonable times, (i) provide Lessor and Lessor’s officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Property, all drawings, plans, specifications and all engineering reports for and relating to the Property in the possession or under the control of Lessee, the files and correspondence relating to the Property, and the financial books and records relating to the ownership, lease (if applicable), operation, and maintenance of the Property, and (ii) allow such Persons to make such inspections, tests, copies, and verifications with respect to the Property as Lessor considers necessary. Lessor shall provide Lessee and Lessee at least one Business Days’ notice in writing or by telephone in advance of its entry upon the Property for purposes other than visual inspections. No advance notice shall be required for visual inspections of the Property. Lessor shall not make or perform any borings or other physically invasive or destructive tests without Current Owner’s prior written consent, which Lessee shall obtain and which shall not be unreasonably withheld, delayed or conditioned. Telephone notices, when permitted, shall be given to Lessee’s representative for the Property, as follows (the “Property Representatives”):
Kevin Van Zandt , kvanzandt@brismet.com, 812-701-7878
(b)    Insurance. Prior to any entry onto the Property, Lessor shall ensure that each of Lessor’s representatives and vendors maintains comprehensive general liability insurance with commercially reasonable coverage considering the activities of such party.
(c)    Lessor’s Indemnity. Lessor shall not make any physical changes to the Property (other than soil borings as reasonably approved by Lessee) and shall indemnify and hold harmless Lessee from and against (i) all physical damage to the Property caused by Lessor’s tests and investigations, (ii) all loss, liability or damage suffered or incurred by Lessee arising out of or resulting from injury or death to individuals or damage to personal property caused by the tests and investigations conducted by, or at the direction of, Lessor, and (iii) all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lessee in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing, except to the extent (in each case) such loss, liability or damage arises out of Lessee’s negligence or intentional acts or omissions. Lessor’s obligations to indemnify Lessee pursuant to this Section 2.07(c) and Lessor’s obligations to return the Information to Lessee pursuant to Section 2.08 shall survive the termination of this Agreement.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(d)    Confidentiality. Prior to the Closing, Lessor shall hold all information concerning the Property obtained by Lessor (the “Information”) in confidence and shall not at any time disclose or permit the disclosure of the Information to any Person without Lessee’s prior written consent provided, however, Lessor shall at all times be allowed to disclose or permit the disclosure of the Information in furtherance of any reasonable business purpose designed to aid Lessor in its decision to purchase the Property. Notwithstanding the foregoing, (i) Lessor may disclose the Information to its legal counsel, accountants, lenders, existing and prospective investors, consultants, advisors and other Persons who need to review the Information in connection with Lessor’s evaluation and purchase of the Property in accordance with the terms of this Agreement, (ii) the provisions of this Section 2.07(d) shall not apply to any portions of the Information that (a) were rightfully and without restriction known to Lessor prior to disclosure hereunder, (b) are independently developed by Lessor without reliance on any Information, or (c) are available from public sources other than through the actions of Lessor or its agents, and (iii) Lessor may disclose the Information to the extent that such disclosure is required by law, regulation or court order, but Lessor first shall provide written notice thereof to Lessee. Neither Lessee nor Lessor shall make any public announcements concerning the sale of the Property pursuant to this Agreement without first obtaining the prior written consent of the other except that Lessor may make any disclosures required by applicable law, court order or Governmental Authority.
Section 2.08.     Lessor’s Right to Terminate. Notwithstanding any provision contained herein, in addition to its right to terminate this Agreement as set forth in Section 2.01(d), if (a) Lessor determines, in its sole discretion, that the Property is not satisfactory, and Lessor provides written notice thereof to Lessee on or before expiration of the Inspection Period, or (b) Lessor and Lessee are unable to agree upon the terms and conditions of the Lease as provided in Section 1.03, or (c) Lessor fails to obtain the approval of any material change to the terms of the Transaction from Lessor’s Investment Committee prior to Closing, then Lessor shall have the option to terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination. For the sake of clarity, in case of termination of the Agreement pursuant to this Section 2.08, Lessor shall not be entitled to any indemnification by Lessee, including pursuant to Section 7.04 - which provides for Seller’s indemnity obligation in favor of the Purchaser enforceable by Purchaser only after Closing of the Transaction. If this Agreement is terminated for any reason by either party, Lessor agrees, within 15 days after the date of termination to deliver to Lessee copies of all title reports, Title Commitment, Survey, written geotechnical engineering reports and written environmental reports prepared by third parties for Lessor during the period of time in which this Agreement is in effect provided that Lessee pays all costs due, and to return to the Lessee all written materials concerning the Property previously delivered by Lessee to Lessor pursuant to this Agreement or otherwise. All third party reports and studies shall be delivered to Lessee for information only without any right to rely thereon and without any representation or warranty of any type.
ARTICLE III

CLOSING
Section 3.01.     Closing Date. Subject to the provisions of Article V of this Agreement, the closing date of the Transaction contemplated by this Agreement (the “Closing”) shall be set by mutual agreement of Lessee and Lessor and shall be the closing date under the Asset Purchase Agreement (the “Closing Date”); provided, however, that the Closing Date shall not extend beyond

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

the Closing Deadline. The parties shall deposit with the Title Company all documents (including without limitation, the executed Transaction Documents) as necessary to comply with the parties’ respective obligations hereunder on or before the Closing Date or as otherwise mutually agreed upon by the parties. The parties shall deposit all funds required hereunder with the Title Company on or before the Closing Date.
Section 3.02.     Funding. Notwithstanding any provision contained in this Agreement, funding of the Transaction by Lessor shall be contingent upon the delivery of the executed Transaction Documents, satisfaction of the conditions precedent set forth herein and in the other Transaction Documents, and confirmation by Lessor’s counsel that it or the Title Company has possession of all Transaction Documents required by Lessor.
Section 3.03.     Possession. Possession of the Property, free and clear of all tenants or other parties in possession, except in accordance with the Lease, shall be delivered to Lessor on the Closing Date.
ARTICLE IV

REPRESENTATIONS WARRANTIES AND COVENANTS
Section 4.01.     Lessee. Lessee represents and warrants to, and covenants with, Lessor as follows:
(a)    Organization and Authority. Lessee is duly organized or formed, validly existing and in good standing under the laws of its state of formation or incorporation, and is qualified as a foreign entity to do business in any jurisdiction where such qualification is required. Lessee has all requisite power and authority to operate the Property, to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents, and to carry out the Transaction. The Person who has executed this Agreement on behalf of Lessee has been duly authorized to do so.
(b)    Enforceability of Documents. Upon execution by Lessee, this Agreement and the other Transaction Documents to which it is a party, shall constitute the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)    No Other Agreements and Options. Neither Lessee nor the Property is subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would (i) prevent Lessee from completing, or impair Lessee’s ability to complete the leasing of the Property pursuant to the Lease, or (ii) bind Lessor subsequent to consummation of the Transaction. Except the current lease between Current Owner and Lessee and as otherwise disclosed by Lessee in writing to Lessor, there is no lease in place, nor has there been any lease in place within the last twelve (12) months of the Effective Date, related to all or any part of the Property, even if any such lease will be terminated upon Closing.
(d)    No Violations. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) violate any provisions of the

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

organizational or other charter documents of Lessee, (ii) result in a violation of or a conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under any other document, instrument or agreement to which Lessee is a party or by which Lessee, the Property or the Property of Lessee are subject or bound, (iii) result in the creation or imposition of any Lien, restriction, charge or limitation of any kind, upon Lessee or the Property, or (iv) violate any law, statute, regulation, rule, ordinance, code, rule or order of any court or Governmental Authority applicable to Lessee or the Property.
(e)    Compliance. To Lessee’s actual knowledge, Lessee’s use and occupation of the Property, and the condition thereof, is not in legal violation of any (i) Legal Requirements, (ii) all restrictions, covenants and encumbrances of record with respect to the Property, and (iii) all agreements, contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements and conditions applicable to the Property or the ownership, operation, use or possession thereof. No Lessee Entity has received any notification that it or the Property is in violation of any of the foregoing, including without limitation, the Legal Requirements.
(f)    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Without in any way limiting the provisions of Section 4.01(e), Lessee, and to the best of Lessee’s knowledge, each of the Lessee Entities is not currently identified on the OFAC List, and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.
(g)    Litigation. Lessee has received no service of process for any claim or proceeding, has received no other notice of, and has no actual knowledge of, any legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or involving or, to the best of Lessee’s knowledge, threatened against, Lessee, the Lessee Entities or the Property before any Governmental Authority, except as has been disclosed in writing by Lessee, which in any way adversely affects or may adversely affect the Property, the business performed and to be performed on the Property, the condition, worth or operations of any of the Lessee Entities, or the ability of any of the Lessee Entities to perform under this Agreement or any other Transaction Documents, or which questions or challenges any of the Lessee’s Entities’ participation in the Transaction contemplated by this Agreement or any other Transaction Document.
(h)    No Mechanics’ Liens. To Lessee’s actual knowledge, there are no outstanding accounts payable, mechanics’ liens, or rights to claim a mechanics’ lien in favor of any materialman, laborer, or any other Person in connection with labor or materials furnished to or performed on any portion of the Property, which will not have been fully paid for on or before the Closing Date or, to Lessee’s knowledge, which might provide the basis for the filing of such liens against the Property or any portion thereof. No work has been performed or is in progress nor have materials been supplied to the Property or agreements entered into for work to be performed or materials to be supplied to the Property prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against the Property or any portion thereof. To the extent that Lessee has ordered such work or the delivery of such materials, Lessee

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

shall be responsible for any and all claims for mechanics’ liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Property prior and subsequent to the Closing Date, and Lessee shall and does hereby agree to defend, indemnify and forever hold Lessor and Lessor’s designees harmless from and against any and all such mechanics’ lien claims, accounts payable or other commitments relating to the Property.
(i)    Licenses and Permits. Lessee possesses, and upon Closing, Lessee will possess, all required licenses, permits and other authorizations, both governmental and private, presently required by applicable provisions of law, including statutes, regulations and existing judicial decisions, and by the property and contract rights of third persons, necessary to permit the operation of the business in the manner in which it presently is conducted at the Property.
(j)    Intellectual Property. Lessee possesses, and upon Closing, Lessee will possess and have the right to use all intellectual property, licenses and other rights as are material and necessary for the conduct of business at the Property.
(k)    Environmental.
(i)    To Lessee’s actual knowledge, the Property is not in violation of any Hazardous Materials Laws and there is no non‑compliance dating from March 1, 2017 to the present with Hazardous Materials Laws, or with permits issued pursuant thereto, in connection with the Property.
(ii)    Other than the Consent Order, no written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials or USTs, or remediation thereof, of possible liability of any Person (including without limitation, Lessee) pursuant to any Hazardous Materials Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing has been received by a Lessee Entity.
(l)    Financial Statements. The financial statements concerning the Lessee Entities delivered by or on behalf of Lessee to Lessor are true, correct and complete in all respects, and no adverse change has occurred with respect to such financial statements, since the date such financial statements were prepared or delivered to Lessor. Lessee understands that Lessor is relying upon such financial statements and Lessee represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.
(m)    Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting the Lessee Entities, or to Lessee’s knowledge, any of their respective members, partners, shareholders, or Affiliates.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(n)    Satisfaction of Conditions Precedent. From the Effective Date through the Closing Date, Lessee shall use its best efforts to satisfy all conditions set forth in Section 5.01 of this Agreement on or prior to the Closing Date.
(o)    No Bankruptcy Petition. Lessee hereby agrees that it shall not institute against, or join any other Person in instituting against, Lessor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law. The provisions of this Section shall survive the Closing or termination of this Agreement. Notwithstanding the foregoing, the provisions of this Section shall in no way limit any other rights Lessee may have with respect to this Agreement, either at law or in equity.
(p)    Limitations on Lessee’s Liability for Representations and Warranties. Lessee’s liability for a misrepresentation or breach of warranty under this Agreement shall be subject to the following limitations:
(i)    Lessee’s representations and warranties are for the personal benefit of the Lessor and no such representation or warranty may be assigned to or enforced by any other Person, except any permitted assignee or any assignee consented to by Lessee.
(ii)    Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge or the actual knowledge of Lessee or words of similar import, or whether Lessee has received written notice, such representation or warranty is made with the exclusion of any facts disclosed to or otherwise actually know by Lessor before the expiration of the Inspection Period, and is made solely on the basis of the actual, as distinguished from implied, imputed or constructive, knowledge on the date that such representation or warranty is made, of the applicable Property Representative for the relevant Property, whom Lessee represents to be the representative of Lessee having responsibility for the management and sale of the Property and accordingly the individual responsible for being informed of matters relevant to this Agreement, without independent investigation or inquiry, and without attribution to said applicable Property Representative of facts and matters otherwise within the personal knowledge of any other agent or employees of Lessee or any other Person, and excluding, whether or not actually known by the applicable Property Representative, any matter actually known to Lessor, in writing or otherwise, as of the expiration of the Inspection Period. Lessor and Lessee acknowledge that the individual(s) named above are named solely for the purpose of defining and narrowing the scope of the Lessee’s and the Lessor’s knowledge and not for the purpose of imposing any liability on or creating any duties running on the part of such individual(s). Lessor and Lessee covenant that no action of any kind will be brought against such individual(s) related to or arising out of this Agreement. Lessor’s knowledge of a misrepresentation or breach of warranty by Lessee shall not release Lessee from liability for such breach or misrepresentation except as otherwise provided in paragraphs (iii) and (iv) below.
(iii)    If, before the Closing Date, Lessor obtains actual knowledge that any of the Lessee’s representations or warranties is inaccurate and Lessor nonetheless proceeds with the Closing, Lessee shall not have any liability for any such matter regarding which Lessor had actual knowledge before the Closing Date.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(iv)    All representations and warranties of Lessee made in this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, shall be true at and as of the Closing Date, and, together with the covenants made by Lessee herein, shall survive Closing for a period of one (1) year.
(v)    Other than the representations and warranties set forth herein, neither Lessee nor any other agent, partner, employee, or representative of Lessee has made any representation or warranty regarding the physical condition of the Property, or any part thereof, or anything relating to the subject matter of this Agreement.
Section 4.02.     Lessor. Lessor represents and warrants to, and covenants with, Lessee as follows:
(a)    Organization and Authority. Lessor is duly organized, validly existing and in good standing under the laws of its state of formation. Lessor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and to carry out the Transaction. The Person who has executed this Agreement on behalf of Lessor has been duly authorized to do so.
(b)    Enforceability of Documents. Upon execution by Lessor, this Agreement and the other Transaction Documents to which it is a party, shall constitute the legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)    No Violations. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) violate any provisions of the any applicable organizational or other charter documents of Lessor, (ii) result in a violation of or a conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under any other document, instrument or agreement to which Lessor is a party or by which Lessor is subject or bound, (iii) result in the creation or imposition of any Lien, restriction, charge or limitation of any kind, upon Lessor, or (iv) violate any law, statute, regulation, rule, ordinance, code, rule or order of any court or Governmental Authority applicable to Lessor.
(d)    Litigation. There are no actions or proceedings pending against or involving Lessor before any Governmental Authority which in any way adversely affect or may adversely affect Lessor or Lessor’s ability to perform under this Agreement and the other Transaction Documents to which it is a party.
(e)    Satisfaction of Conditions Precedent. From the Effective Date through the Closing Date, Lessor agrees to use its best efforts to satisfy all conditions set forth in Section 5.02 of this Agreement on or prior to the Closing Date.
(f)    Lessor’s Investigation. As a material inducement to Lessee to enter into this Agreement and to sell the Property to Lessor, Lessor represents and warrants to Lessee that Lessor is a sophisticated investor with substantial experience in purchasing real property

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

similar to the Property and Lessor will have the right to examine and inspect the physical nature and condition of the Property, including environmental conditions.
All representations and warranties of Lessor made in this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, shall be true at and as of the Closing Date, and, together with the covenants made by Lessor herein, shall survive Closing for a period of one (1) year.
ARTICLE V

CONDITIONS PRECEDENT TO CLOSING
Section 5.01.     Lessor’s Conditions to Closing. Lessor shall not be obligated to close and fund the Transaction until the fulfillment (or written waiver by Lessor) of all of the following conditions:
(a)    Lessee shall have delivered, or caused to be delivered by Bristol or Current Owner, to Lessor or the Title Company, as applicable, the following items:
(i)    The Deed;
(ii)    Such documents evidencing the legal status and good standing of Lessee that may be required by Lessor and/or the Title Company for issuance of the Title Policy, including, without limitation, certificates of good standing;
(iii)    Fully executed originals of an Assignment of Warranties in the form of Exhibit D, attached hereto, or if not assignable, evidence satisfactory to Lessor that it will receive coverage or protection acceptable to Lessor for the matters covered by such warranties, in either case, to the extent required by Lessor (the “Assignment of Warranties”), and all of the other Transaction Documents to which it is a party;
(iv)    A duly executed affidavit from Lessee stating that Lessee is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and 1984 Tax Reform Act, in the form attached hereto as Exhibit C (collectively, “Non‑Foreign Seller Certificate”);
(v)    Closing settlement statements approved by Lessee and Lessor to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement; and
(vi)    All documents required to be delivered by this Agreement and the other Transaction Documents and as may otherwise be required in order to fully and legally close this Transaction.
(b)    Lessee shall have delivered to Lessor or the Title Company, as applicable, the following items:
(i)    Fully executed originals of (A) the Lease, together with fully executed originals of memorandum thereof for all of the Property (collectively, the “Memorandum of Lease”), and (B) all of the other Transaction Documents to which it is a party;

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(ii)    Certificates evidencing the insurance coverage, limits and policies to be carried by Lessee under and pursuant to the terms of the Lease, on the forms and containing the information required by Lessor, as landlord (“Lease Proof of Insurance”);
(iii)    A certificate of an officer, manager or general partner, as applicable, of Lessee, together with copies of Lessee’s (A) articles of organization or certificate of formation, as applicable, amended to date; (B) operating agreement, bylaws or partnership agreement, as applicable, amended to date; (C) resolutions authorizing the Transaction and the execution of this Agreement and the other Transaction Documents, and identifying the Person(s) authorized to execute this Agreement and the other Transaction Documents; and (D) certificates of good standing or similar documents from the state in which Lessee was organized or formed, and original certificates of qualification or similar documents from the state where the Property is located;
(iv)    Closing settlement statements approved by Lessee and Lessor to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;
(v)    To the extent not previously provided, the most recent financial statements available for the Lessee Entities; and
(vi)    All documents required to be delivered by this Agreement and the other Transaction Documents and as may otherwise be required in order to fully and legally close this Transaction.
(c)    Lessor shall have received the Title Commitment and the Title Company’s irrevocable commitment to insure title by means of the Title Policy.
(d)    Lessor shall have received evidence of the occurrence of the closing or satisfaction of all conditions for closing under the Asset Purchase Agreement and the Property Purchase Agreement, which shall each close on June 29, 2018 with an effective date of July 1, 2018 at 12:01am local time.
(e)    Lessor shall have received evidence of Current Owner’s and Lessee’s compliance with the notice provisions of the Consent Order with respect to the conveyance of the Property to Lessor.
(f)    There shall have been no material adverse change in the financial condition of Lessee or the Property from the Effective Date.
(g)    All representations and warranties of Lessee set forth herein shall have been true and correct in all respects when made, and all covenants, agreements and conditions required to be performed or complied with by Lessee prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Lessee prior to or at such time or waived in writing by Lessor.
(h)    No event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under any other Transaction Document, or any other agreements between or among Lessor or Lessee.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(i)    Current Owner and Lessee shall have caused all leases and, unless otherwise agreed to in writing by Lessor, all subleases of any or all of the Property and any other documents affecting the Property existing at Closing, at Lessor’s sole option, to be cancelled as of the Closing Date or subordinated to the Lease pursuant to subordination agreements in form and substance satisfactory to Lessor.
Upon the fulfillment or Lessor’s written waiver of all of the above conditions, Lessor shall deposit funds necessary to close this Transaction with the Title Company and this Transaction shall close in accordance with the terms and conditions of this Agreement. Unless otherwise agreed, all of the documents to be delivered at Closing shall be dated as of the Closing Date.
Section 5.02.     Lessee’s Conditions Precedent to Closing. Lessee shall not be obligated to close the Transaction until the fulfillment (or written waiver by Lessee) of all of the following conditions:
(a)    Lessor shall have delivered to the Title Company the Purchase Price, as adjusted pursuant to the requirements of this Agreement;
(b)    Lessor shall have caused to be executed and delivered to the appropriate Persons fully executed originals of all Transaction Documents, including without limitation, the Assignment of Warranties;
(c)    Lessor and Lessee shall have approved the Title Company settlement statements that reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;
(d)    Current Owner and Lessee shall have satisfied all conditions for closing under the Asset Purchase Agreement and the Property Purchase Agreement, which shall each close on June 29, 2018 with an effective date of July 1, 2018 at 12:01 a.m. local time;
(e)    Lessor shall have delivered to Lessee and/or the Title Company such other documents as may reasonably be required in order to fully and legally close this Transaction; and
(f)    All representations and warranties of Lessor set forth herein shall have been true and correct in all respects when made, and all covenants, agreements and conditions required to be performed or complied with by Lessor prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Lessor prior to or at such time or waived in writing by Lessee.
(g)    No event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under any Transaction Document, or any other agreements between or among Lessor or Lessee.
(h)    All covenants, agreements and conditions required to be performed or complied with by Lessor prior to or at the time of Closing in connection with the Transaction shall have been duly performed or complied with by Lessor or waived in writing by Lessee prior to or at such time.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

Section 5.03.     Joint Conditions Precedent to Closing. Lessor and Lessee acknowledge that on or about September 29, 2000, Damascus Tube Company, Inc. entered into a Consent Order and Agreement with the Commonwealth of Pennsylvania, Department of Environmental Protection concerning the remediation and reuse of some or all of the Property (the “Consent Order”). Notwithstanding any other provision of this Agreement, neither Lessor nor Lessee shall be obligated to close and/or fund the Transaction until the terms and obligations of the Consent Order have been satisfied as they may relate to the Transaction, including without limitation any prospective requirements, conditions, terms, or the like which may need to be established. Lessee shall use commercially reasonable efforts to satisfy this joint condition to Closing, and Lessor shall take commercially reasonable steps to cooperate in that regard.
ARTICLE VI

DEFAULTS; REMEDIES
Section 6.01.     Default. Each of the following shall be deemed an event of default (each, an “Event of Default”):
(a)    If any representation or warranty of Lessee or Lessor set forth in this Agreement or any other Transaction Document is false in any material respect or if Lessee or Lessor render any false statement;
(b)    If Lessee or Lessor fails to perform any of its obligations under this Agreement; or
(c)    If any Insolvency Event shall occur with respect to any Lessee Entity or Lessor.
Section 6.02.     Remedies. Upon any Event of Default, the non-defaulting parties shall be entitled to exercise, at their option and as their sole and exclusive remedy, one of the following remedies:
(a)    Following:
(i)    an Event of Default by Lessee, Lessor may terminate this Agreement by giving written notice to the other parties hereto and Lessor shall recover from Lessee all reasonable and verified out-of-pocket costs and expenses incurred by Lessor hereunder (including without limitation, the Transaction Costs, any other due diligence costs, and the reasonable and verified fees and costs of legal counsel or other advisors), in which event no party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination, and
(ii)    an Event of Default by Lessor, Lessee may terminate this Agreement by giving written notice to the other parties hereto and Lessee shall recover from Lessor all reasonable and verified out-of-pocket costs and expenses incurred by Lessee hereunder (including without limitation, the Transaction Costs, any other due diligence costs, and the reasonable and verified fees and costs of legal counsel or other advisors), in which event no party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination; or

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

(b)    The non-defaulting party or parties, as applicable, may waive the Event of Default and proceed with the Closing.
ARTICLE VII

MISCELLANEOUS
Section 7.01.     Transaction Characterization.
(a)    Lessor and Lessee intend that all components of the Transaction shall be considered a single integrated transaction and shall not be severable.
(b)    The parties intend that the conveyance of the Property to Lessor be an absolute conveyance in effect as well as form, and that the instruments of conveyance to be delivered at Closing shall not serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance or financing or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of Lessee. After the execution and delivery of the Deed, Lessee will have no legal or equitable interest or any other claim or interest in the Property. Lessor and Lessee also intend for the Lease to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease are those of a true lease. Notwithstanding the existence of the Lease, no party shall contest the validity, enforceability or characterization of the sale and purchase of the Property by Lessor pursuant to this Agreement as an absolute conveyance, and the parties shall support the intent expressed herein that the purchase of the Property by Lessor pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.
(c)    Each of the parties hereto agrees that it will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 7.01.
Section 7.02.     Risk of Loss.
(a)    Condemnation. If, prior to Closing, action is initiated to take the Property, or any portion thereof, by eminent domain proceedings or by deed in lieu thereof, Lessor may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination, or (ii) proceed to close, in which event all of Current Owner’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Lessor at the Closing and there shall be no reduction in the Purchase Price.
(b)    Casualty. Subject to the existing lease between Lessee and Current Owner, Lessee assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

If the Property, or any part thereof, suffers any damage prior to the Closing from fire or other casualty, which Lessee, at its sole option, does not elect to fully repair, Lessor may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination, or (ii) consummate the Closing, in which event all right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expense and costs reasonably incurred by Current Owner or Lessee to repair or restore the Property, which shall be payable to Lessee upon Lessee’s delivery to Lessor of satisfactory evidence thereof), to the extent that the amount of such insurance does not exceed the Purchase Price, shall be assigned to Lessor at Closing, and Lessor shall be entitled to a credit in the amount of Current Owner’s deductible at Closing.
(c)    Maintenance of the Property and Insurance. From the Effective Date until Closing, Lessee shall continue to maintain the Property or cause the Property to be maintained in good condition and repair, and shall continue to maintain or cause to be maintained all insurance for the Property in the same or greater amounts, with the same or greater coverage, and subject to the same or lower deductibles as in existence as of the Effective Date.
Section 7.03.     Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively called “Notices”) shall be in writing and given by (a) hand delivery, (b) express overnight delivery service, (c) email transmission, or (d) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service, (iii) receipt of confirmation of email, if delivered by email, or (iv) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or email addresses, as applicable) specified below:

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

If to Lessee:	Synalloy Corporation Bristol Metals, LLC 4510 Cox Road, Suite 201 Glen Allen, VA 23060 Attention: Craig Bram Email: cbram@synalloy.com
With a copy to:	LeClairRyan Attention: Lori H. Schweller, Esq. 123 East Main Street, Eighth Floor Charlottesville, VA 22903 (434) 245-3448 Direct (804) 296-0905 Fax (804) 248-8700 Mobile LSchweller@leclairryan.com
If to Lessor:	STORE Capital Acquisitions, LLC 8501 E. Princess Drive, Suite 190 Scottsdale, AZ 85255 Attention: Asset Management Email: customerservice@storecapital.com
With a copy to:	Kutak Rock LLP 1801 California Street, Suite 3000 Denver, CO 80202 Attention: Nathan Humphrey, Esq. Email: nathan.humphrey@kutakrock.com or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, the giving thereof may be waived in writing at any time by the Person or Persons entitled to receive such Notice.
A copy of any Notice delivered pursuant to this Section shall also contemporaneously be delivered in the manner herein specified to any mortgagee or assignee of Lessor’s interest which shall have duly notified Lessee in writing of its name and address.
Section 7.04.     Assignment. Lessor may assign its rights under this Agreement in whole or in part at any time to an Affiliate of Lessor if the assignee assumes all liability and obligations of Lessor under this Agreement and Lessee and Escrow Agent are given written notice of such assignment (together with a copy of the instrument of assignment). Upon any unconditional assignment of Lessor’s entire right and interest hereunder to an Affiliate of Lessor, Lessor shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lessor contained herein. Lessee shall not, without the prior written consent of Lessor, which consent may be withheld in Lessor’s sole discretion, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Property or any of Lessee’s rights under this Agreement.

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

Section 7.05.     Indemnity. Following Closing of the Transaction and without prejudice to the provisions under Section 4.01(p), which shall limit Lessee’s liability under this Section 7.05, Lessee shall indemnify, defend and hold harmless Lessor and its Affiliates, and their respective officers, directors, shareholders, managers, members, employees, representatives, successors and assigns, as applicable (collectively, the “Indemnified Parties”), from and against any and all Losses of any nature arising from or connected with the ownership and operation of the Property prior to the Closing Date. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any Losses incurred with respect to any engineering, governmental inspection and attorneys’ fees and expenses that the Indemnified Parties may incur by reason of any environmental condition and/or any representation or warranty set forth in Section 4.01(n) being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith. The obligations under this Section 7.05(a) shall survive Closing for a period of three (3) years.
Section 7.06.     Brokerage Commission. Each of the parties represents and warrants to the other that neither party has dealt with, negotiated through or communicated with any broker in connection with this Transaction. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable attorneys’ fees, resulting from any claims that may be made against the indemnified party by any broker claiming a commission or fee by, through or under such indemnifying party. The parties’ respective obligations under this Section 7.06 shall survive Closing or termination of this Agreement.
Section 7.07.     Reporting Requirements. The parties agree to comply with any and all reporting requirements applicable to the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, and further agree upon request, to furnish the other party with evidence of such compliance.
Section 7.08.     Disclosures. Except as expressly set forth in Sections 7.07 and 7.16 and this Section 7.08 and as required by law or judicial action, prior to Closing neither Lessee nor Lessor will make any public disclosure of this Agreement or the other Transaction Documents, the Transaction or the provisions of the Transaction Documents without the prior consent of the other party hereto. The parties further agree that, notwithstanding any provision contained in this Agreement, any party (and each employee, representative or other agent of any party) may disclose to any and all Persons, without limitation of any kind, any matter required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Section 7.09.     Time is of the Essence. The parties hereto expressly agree that time is of the essence with respect to this Agreement. The Inspection Period, which is also the time period for examining and objecting to Title Commitment and Survey, can be extended only by written amendment to this Agreement.
Section 7.10.     Non-Business Days. If the Closing Date or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in the state in which the Property is located, then the Closing Date or such notice or performance shall be postponed until the next Business Day.
Section 7.11.     Waiver and Amendment. No provision of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.
Section 7.12.     Limitation on Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the Lease, that (a) there shall be absolutely no personal liability on the part of any director, officer, manager, member, employee or agent of either party with respect to any of the terms, covenants and conditions of this Agreement, (b)  each party waives all claims, demands and causes of action against the other party’s directors, officers, managers, members, employees and agents in the event of any breach by such other party of any of the terms, covenants and conditions of this Agreement, and (c)  each party shall look solely to the assets of the other party for the satisfaction of each and every remedy in the event of any breach of any of the terms, covenants and conditions of this Agreement, such exculpation of liability to be absolute and without any exception whatsoever.
Section 7.13.     Headings; Internal References. The headings of the various sections and exhibits of this Agreement have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Agreement. Unless stated to the contrary, any references to any section, subsection, exhibit and the like contained herein are to the respective section, subsection, exhibit and the like of this Agreement.
Section 7.14.     Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the Transaction and the other Transaction Documents, is entered into by both parties in reliance upon the economic and legal bargains contained herein and therein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Lessee and Lessor were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.
Section 7.15.     Further Assurances. Each of the parties agrees, whenever and as often as reasonably requested so to do by the other party or the Title Company, to execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement.
Section 7.16.     Securitizations and Other Transactions. As a material inducement to Lessor’s willingness to complete the transactions contemplated by this Agreement and the other Transaction Documents, Lessee and Lessee each hereby acknowledges and agrees that Lessor may, from time to time and at any time following Closing, (a) advertise, issue press releases, send direct mail or otherwise disclose information regarding the Transaction for marketing purposes; provided, however, Lessee shall have a right to review such information at least ten days prior to disclosure; and (b) engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other laws: (i) subject to the terms of the Lease, the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of the Property, the

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

Lease or any other Transaction Document, Lessor’s right, title and interest in the Property, the Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, or (ii) a securitization and related transactions. Lessee and Lessee each agrees to use all reasonable efforts and to cooperate fully with Lessor with respect to all reasonable requests of Lessor relating to the foregoing, which includes without limitation, with respect to the activities described in subsection (b), providing financial information, financial and other data, and other information and materials which would customarily be required by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to any of the foregoing. The provisions of this Section 7.16 shall survive the Closing.
Section 7.17.     Attorneys’ Fees. In the event of any controversy, claim, dispute or proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.
Section 7.18.     Entire Agreement. This Agreement and all other Transaction Documents, and all other certificates, instruments or agreements to be delivered hereunder and thereunder constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Lessee and Lessor with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Lessee and Lessor, (a) this Agreement shall supersede any previous discussions, letters of intent, agreements and/or term or commitment letters relating to the Transaction, including without limitation, the Letter of Intent and any and all agreements related to confidentiality, exclusivity, non-competition, non-solicitation of employees, non-solicitation or pursuit of any business opportunity represented by the Transaction, or any other term or condition which restricts any business activity of Lessor or its affiliates, (b) the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Agreement may only be amended by a written agreement executed by Lessor and Lessee. The provisions of this Section shall survive the Closing.
Section 7.19.     Forum Selection; Jurisdiction; Venue. For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the Commonwealth of Virginia. Lessee consents that it may be served with any process or paper by registered mail or by personal service in accordance with applicable law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this Section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the state in which the Property is located to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under this Agreement.
Section 7.20.     Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7

those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 7.04, all provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of each party hereto, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel, in each case to the same extent as if each successor and assign were named as a party hereto. This Agreement shall be governed by, and construed with, the laws of the applicable state in which the Property is located, without giving effect to any state’s conflict of laws principles.
Section 7.21.     Survival. Except for the conditions of Closing set forth in Article V, which shall be satisfied or waived in writing as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Lessee and Lessor set forth in this Agreement shall survive the Closing.
Section 7.22.     Waiver of Jury Trial and Certain Damages. THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO. EACH PARTY FURTHER WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND/OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.
Section 7.23.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall be deemed to constitute one and the same instrument.
Section 7.24.     State Bulk Sales Statutes. Lessor and Lessee waive compliance with the provisions of any state bulk sales statutes promulgated by any Governmental Authority which may be applicable to the sale of the Property to Lessor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.
PURCHASER:
STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company
By:
Name:
Title:
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.
LESSEE:
SYNALLOY CORPORATION, a Delaware corporation
By:
Name:
Title:

Exhibits:
No

A.	Defined Terms

B.	Property Addresses / Legal Descriptions

C.	Non-Foreign Seller Certificate
Assignment of Warranties
EXHIBIT A

DEFINED TERMS
The following terms shall have the following meanings for all purposes of this Agreement:
“Additional Title Objection” has the meaning set forth in Section 2.01(d)(ii).
“Affiliate” or any derivation thereof, means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.
“Asset Purchase Agreement” means that certain Asset Purchase Agreement to be dated as of June 29, 2018 by and between Lessee (or an Affiliate thereof) and Current Owner for the sale of Current Owner’s galvanized and ornamental stainless steel operations and equipment at the Property.
“Assignment of Warranties” has the meaning set forth in Section 5.01(a)(iii).
“Bristol” has the meaning set forth in Section 1.01.
“Bulk Sales Statutes” means bulk sales statutes promulgated by any Governmental Authority.
“Business Day” means a day on which banks located in Scottsdale, Arizona are not required or authorized to remain closed.
“Closing” shall have the meaning set forth in Section 3.01.
“Closing Date” shall have the meaning set forth in Section 3.01.
“Closing Deadline” means June 29, 2018.
“Consent Order” has the meaning set forth in Section 5.03.
“Current Owner” has the meaning set forth in Section 1.01.
“Deed” means that certain special warranty Deed whereby Current Owner conveys to Lessor all of Current Owner’s right, title and interest in and to the Property, free and clear of all Liens, restrictions, encroachments and easements, except the Permitted Encumbrances.
“Designation of Transferee” means a written agreement delivered to the Current Owner whereby Bristol nominates Lessor to take title to the Property upon the closing under the Property Purchase Agreement.
“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.
“Environmental Liens” means all liens and other encumbrances imposed pursuant to any Hazardous Materials Law.
“Environmental Report” has the meaning set forth in Section 2.04.
“Event of Default” has the meaning set forth in Section 6.01.
“Existing Master Lease” means that certain Master Lease Agreement dated September 30, 2016 by and between STORE Master Funding XII, LLC and Lessee, as amended from time to time.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof, any other entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.
“Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants, the presence of which causes the Property to be in violation of any local, state or federal law or regulation, (including without limitation, any Hazardous Materials Law), or are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, “pollutants”, or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.
“Hazardous Materials Laws” includes any and all federal, state and local laws, rules, regulations, statutes, and requirements pertaining or relating to the environmental condition of the Property or to Hazardous Materials, including the Consent Order.
“Indemnified Parties” has the meaning set forth in Section 7.05.
“Insolvency Event” means (a) a Person’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any such Person, either such proceeding shall remain undismissed for a period of 120 days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate or other formal action to authorize any of the actions set forth above in this definition.
“Inspection Period” has the meaning set forth in Section 2.07.
“Inspections” has the meaning set forth in Section 2.07.
“Lease” has the meaning set forth in Section 1.03.
“Lease Proof of Insurance” has the meaning set forth in Section 5.01(a)(iv).
“Legal Requirements” means applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Property, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, the Americans With Disabilities Act of 1990, and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to the Property or the Seller.
“Lessee” means Synalloy Corporation, a Delaware corporation.
“Lessee Documents” has the meaning set forth in Section 2.02.
“Lessee Entity” or “Lessee Entities” means individually or collectively, as the context may require, Lessee and any Affiliate of Lessee.
“Letter of Intent” means that certain Letter of Intent dated March 1, 2018 between STORE Capital Corporation, on behalf of Lessor, and Lessee with respect to the Transaction, and any amendments or supplements thereto.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
“Losses” means any and all claims, lawsuits, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, interest, charges, fees, expenses, judgments, decrees, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys’ fees, court costs and costs incurred in the investigation, defense and settlement of claims).
“Memorandum of Lease” has the meaning set forth in Section 5.01(b)(i).
“Non-Foreign Seller Certificate” has the meaning set forth in Section 5.01(a)(v).
“Notices” has the meaning set forth in Section 7.03.
“OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.
“Permitted Encumbrances” means (a) the lien of any real estate taxes, water and sewer charges, not yet due and payable; (b) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the Title Commitment and in the Title Policy to be issued by Title Company to Lessor and approved by Lessor in its sole discretion in connection with this Agreement; and (c) the Lease.
“Person” means any natural person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, any other public body or other organization or association.
“Professional Fees” has the meaning set forth in Section 1.05.
“Property” or “Properties” has the meaning set forth in Section 1.01.
“Property Condition Report” has the meaning set forth in Section 2.06.
“Property Purchase Agreement” means that certain Purchase and Sale Agreement to be dated May 25, 2018 by and between Bristol and Current Owner for the sale of the Property.
“Purchase Price” means the amount specified in Section 1.02.
“Real Property” has the meaning set forth in Section 1.01.
“Survey” has the meaning set forth in Section 2.03.
“Title Commitment” has the meaning set forth in Section 2.01(a).
“Title Company” means First American Title Insurance Company located at 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Kristin Brown, National Commercial Services, or an alternative title insurance company selected by Lessor.
“Title Objection” has the meaning set forth in Section 2.01(d)(i).
“Title Policy” has the meaning set forth in Section 2.01(a).
“Transaction” has the meaning set forth in Section 1.01.
“Transaction Costs” means all out‑of‑pocket costs and expenses incurred in connection with the Transaction, including but not limited to (a) the procurement, or if the same is provided by Lessee, the update of, the Property Condition Report, Environmental Report, Survey, Title Commitment, Title Policy, all Title Policy and all endorsements required by Lessor and its lender, (b) the Valuation, (c) any mortgagee’s title insurance policies required by Lessor’s lender and any mortgage taxes, (d) all taxes (including stamp taxes and transfer taxes), escrow, closing, transfer and recording fees. Transaction Costs expressly exclude Professional Fees.
“Transaction Documents” means this Agreement, the Lease, the Memorandum of Lease, the Designation of Transferee, the Deed, the Lease Proof of Insurance, the Non-Foreign Seller Certificate, the Assignment of Warranties any and all documents referenced herein and therein, and such other documents, payments, instruments and certificates as are reasonably required by Lessor and/or the Title Company.
“UST Regulations” means 40 C.F.R. § 298 Subpart H – Financial Responsibility, or any equivalent state law, with respect to petroleum underground storage tanks (as such term is defined under 40 C.F.R. § 290.12 or any equivalent state law).
“USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Hazardous Materials.
“Valuation” or “Valuation” has the meaning set forth in Section 2.05.
“Zoning Evidence” has the meaning set forth in Section 2.03.

EXHIBIT B

PROPERTY ADDRESS / LEGAL DESCRIPTION
Street Address:

1001 E. Waterfront Drive, Munhall, PA 15120
Legal Description: To be provided by Lessee or Title Company.

EXHIBIT C
NON‑FOREIGN SELLER CERTIFICATE
STATE OF        )
        ) ss:
COUNTY OF        )
_______________, being first duly sworn deposes and states under penalty of perjury:

1.	That he/she is a of ___________________, the transferor of the Property described on Schedule I attached hereto.

2.	That the transferor’s office address is at .

3.	That the United States taxpayer identification number for the transferor is ________________________.

4.	That the transferor is not a “foreign person” as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

5.	That the transferor is not a disregarded entity as defined in § 1.1445 2(b)(2)(iii) of the regulations promulgated under the Code.
This affidavit is given to ______________________, a Delaware limited liability company, the transferee of the Property described in paragraph 1 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
________________________________
By: EXHIBIT – NOT FOR SIGNATURE_________
Name:
Title:

Subscribed and sworn to before me this _____ day of                                         , 2______.
Notary Public: __________________________
(SEAL)
My Commission Expires: _________________
Schedule I
to Non-foreign Seller Certificate
Street Address:

1001 E. Waterfront Drive, Munhall, PA 15120

Legal Description: To be provided by Seller or Title Company.

EXHIBIT D

ASSIGNMENT OF WARRANTIES
THIS ASSIGNMENT OF WARRANTIES (this “Assignment”), is made as of September __, 2018 by and between BRISTOL METALS, LLC, a Tennessee limited liability company (“Assignor”) and STORE _______________, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of ________, 2018, by and between Assignor and Assignee (the “Purchase Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Purchase Agreement (collectively, the “Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the Purchase Agreement provides, inter alia, that Assignor shall assign to Assignee rights to all guaranties and warranties relating to the Property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Assignment of Warranties. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under any and all guaranties and warranties in effect with respect to all or any portion of the Property as of the date hereof, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor. Assignee hereby accepts the foregoing assignment of guaranties and warranties.

2.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Purchase Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

3.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

4.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.
ASSIGNOR:
BRISTOL METALS, LLC, a Tennessee limited liability company
By: EXHIBIT – NOT FOR SIGNATURE____
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.
ASSIGNEE:
STORE _______________________, LLC, a Delaware limited liability company
By: EXHIBIT – NOT FOR SIGNATURE___
Name:
Title:

4832-7207-7155.6
STORE/Synalloy
Purchase and Sale Agreement
1001 E. Waterfront Dr., Munhall, PA
File No. 7210/02-475.7